Exhibit 23.7

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent consultants, Cawley, Gillespie & Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 for WildHorse Resource Development Corporation of information from, and the inclusion of, our reserve audits (i) dated February 3, 2015, with respect to the estimates of reserves and future net revenues of WildHorse Resources II, LLC, as of December 31, 2014, (ii) dated February 11, 2016, with respect to the estimates of reserves and future net revenues of WildHorse Resources II, LLC as of December 31, 2015, and (iii) dated August 11, 2016, with respect to the estimates of reserves and future net revenues of WildHorse Resources II, LLC as of June 30, 2016, each of which is included as an exhibit to WildHorse Resource Development Corporation’s Registration Statement on Form S-1 (File No. 333-214569).

/s/ Cawley, Gillespie & Associates, Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

December 16, 2016